EXHIBIT 5

Nutter McClennen & Fish LLP
World Trade Center West
155 Seaport Boulevard
Boston, MA 02210-2604

November 1, 2002
100230-25

Provant, Inc.
67 Batterymarch Street, Suite 600
Boston, MA 02110

Ladies and Gentlemen:

Reference is made to that certain Registration Statement on Form S-4 (the “Registration Statement”) that Provant, Inc., a Delaware corporation (“Provant”), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 4,350,147 shares of its common stock, $.01 par value per share (the “Common Stock”) covered by the Registration Statement that Provant intends to issue to the former stockholders of Strategic Interactive, Inc. under the terms of the Agreement and Plan of Merger dated October 26, 1998, as amended (the “Merger Agreement”).

We have acted as Provant’s counsel in connection with the Registration Statement. We are familiar with Provant’s Certificate of Incorporation and By-laws, both as amended to date, and have examined such other documents as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, we are of the opinion that when issued under the terms of the Merger Agreement and in accordance with applicable state law and Provant’s Certificate of Incorporation and By-laws then in effect, the 4,350,147 shares of Common Stock referred to above will be validly issued, fully paid and non-assessable.

Provant, Inc.
November 1, 2002

We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as part of the Registration Statement and of any amendment thereto, and to reference to our firm in the prospectus under the heading “Legal Matters.” It is understood that this opinion letter is to be used in connection with the issuance of the shares only while the Registration Statement, as amended from time to time, is effective under the Securities Act.

Very truly yours,

/s/ Nutter, McClennen & Fish, LLP

Nutter, McClennen & Fish, LLP